CONSENT OF
BROWN ARMSTRONG
ACCOUNTANCY CORPORATION

To the Board of Directors
Searchlight Minerals Corp.

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Searchlight Minerals Corp. of our report dated March 10, 2010, with respect to the consolidated balance sheets as of December 31, 2009 and 2008, and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the years in the three year period ended December 31, 2009, including inception cumulative data prospectively from January 1, 2006, relating to the consolidated financial statements and the effectiveness of internal controls over financial reporting, which appears in the Annual Report on Form 10-K for the year ended December 31, 2009, of Searchlight Minerals Corp.

We also consent to the reference to our firm under the heading "Experts" in the prospectus included in such Registration Statement.

BROWN ARMSTRONG ACCOUNTANCY CORPORATION

Bakersfield, California
October 18, 2010